Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	JURISDICTION
Apogent Denmark Holdings A/S	Denmark
Apogent Holdings A/S	Denmark
Nunc A/S	Denmark
Apogent Deutschland GmbH	Germany
Gerhard Menzel GmbH	Germany
Gerhard Menzel Glasbearbeitungswerk GmbH & Co. KG	Germany
Microm International GmbH	Germany
Microm International AG	Switzerland
Nunc GmbH & Co. KG	Germany
Nunc Verwaltungs GmbH	Germany
Scherf Prazision Europa GmbH	Germany
Apogent Holding Company	Delaware
G&P Labware Holdings Inc.	Delaware
Matrix Technologies Corporation	Delaware
Molecular BioProducts, Inc.	California
Labomex MBP, S. de R.L. de C.V.	Mexico
Quality Scientific Plastics, Inc.	Delaware
Nalge Nunc International, KK	Japan
Cosmotec Company Limited	Japan
National Scientific Company	Wisconsin
Robbins Scientific Corporation	California
Genevac Inc.	New York
Apogent Service Corporation	Delaware
Apogent Transition Corp.	Delaware
Barnstead Thermolyne Corporation	Delaware
BT Canada Holdings Inc.	Delaware
Barnstead Thermolyne ULC	Nova Scotia
Lab-Line Instruments, Inc.	Delaware
Erie Scientific Company	Delaware
Apogent Finance Company	Delaware
Capitol Vial, Inc.	Alabama
Capitol Scientific Products, Inc.	New York
Chase Scientific Glass, Inc.	Wisconsin
Erie Electroverre SA	Switzerland
Erie Scientific Company of Puerto Rico	Delaware
Erie Scientific Hungary Kft.	Hungary
Erie UK Holding Company	Delaware
Erie U.K. Limited	England
Apogent U.K. Limited	England
Electrothermal Engineering Ltd.	England
Nalge (Europe) Limited	England
Advanced Biotechnologies Limited	England
Abgene Limited	England
Advanced Bioenzymes Limited	England
Advanced Bioplastics Limited	England
Matrix Technologies Limited	England
Robbins Scientific (Europe) Limited	England
Apogent Robotics Group Limited	England
Apogent Robotics Limited	England
Chromacol Limited	England

SUBSIDIARY	JURISDICTION
Epsom Glass Industries Limited	England
Genevac Limited	England
Remel Europe Limited	England
Erie-Watala Glass Company Limited	Hong Kong
Ever Ready Thermometer Co., Inc.	Wisconsin
Abgene Inc.	Delaware
Microgenics Corporation	Delaware
Consolidated Technologies, Inc.	Wisconsin
Microgenics Diagnostic Pty. Limited	Australia
Microgenics GmbH	Germany
NERL Diagnostics Corporation	Wisconsin
Owl Separation Systems, Inc.	Wisconsin
The Naugatuck Glass Company	Connecticut
Metavac LLC	Delaware
Remel Inc.	Wisconsin
Separation Technology, Inc.	Delaware
Richard-Allan Scientific Company	Wisconsin
Lab Vision Corporation	California
Neomarkers, Inc.	California
Lab Vision U.K. Limited	England
Microm Laborgerate SL	Spain
Samco Scientific Corporation	Delaware
Seradyn Inc.	Delaware
Mexoserv Company	Delaware
Nalge Nunc International Corporation	Delaware
ARG Services LLC	Delaware